Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON Canada M5L 1B9 Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

January 2, 2018

Nutrien Ltd.

500, 122 – 1st Avenue South

Saskatoon SK S7K 7G3

13131 Lake Fraser Drive, S.E.

Calgary, AB T2J 7E8

Ladies and Gentlemen:

We have acted as counsel to Nutrien Ltd. (the “Company”) with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 7,865,282 of its common shares (the “Shares”) issuable upon exercise of stock options and the settlement of performance share units granted under either the Company’s 2016 Long-Term Incentive Plan, 2015 Performance Option Plan, 2014 Performance Option Plan, 2013 Performance Option Plan, 2012 Performance Option Plan, 2011 Performance Option Plan, 2010 Performance Option Plan, 2009 Performance Option Plan or 2008 Performance Option Plan (collectively, the “Plans”).

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

In our examination of such documents, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.

The opinion hereinafter expressed is limited to matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect as of the date of this opinion.

Based upon and subject to the forgoing and to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and, when and to the extent issued in accordance with the terms of the Plans, will be validly issued as fully paid and non-assessable.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP